State of Delaware
Secretary of State
Division of Corporations
Delivered 05:28 PM 10/30/2017
FILED 05:28 PM 10/30/2017
SR 20176849841 - File Number 6597974

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Herb Infusions Group Holdings, Inc.

2. The Registered Office of the corporation in the State of Delaware is located at 2035 Sunset Lake Road, Suite B-2 (street), in the City of Newark, County of New Castle Zip Code 19702. The name of the Registered Agent at such address upon whom process against this corporation may be served is LEGALINC CORPORATE SERVICES INC.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 100 shares (number of authorized shares) with a par value of $ 0.00 per share.

5. The name and mailing address of the incorporator are as follows:

Name NICHOLAS VENTURA
Mailing Address 240 W. 37TH PL.
LOS ANGELES, CA Zip Code 90007

By: NICHOLAS VENTURA
Incorporator

Name: [signature]
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:18 PM 06/26/2018
FILED 02:18 PM 06/26/2018
SR 20185370714 - File Number 6597974

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ELEGANCE SPIRITS, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Elegance Spirits, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED That the Certificate of Incorporation of this corporation be amended by changing Article thereof number IV so that as amended, said Articles shall be read as follows:

RESOLVED, the Corporation is authorized to issue One Hundred Ten Million (110,000,000) shares of capital stock with a par value of $.01 per share, ("Common Stock").

Effective on March 20, 2018 "FOR ACCOUTING PURPOSES ONLY", a 10-for-1 forward stock split for each share of Common Stock outstanding immediately prior to such time shall automatically and without any action of the part of the holders thereof occur (the "***Forward Stock Split***"). The par value of the Common Stock, regardless of designation, shall be set at $0.001 per share. This conversion shall apply to all shares of Common Stock. No fractional shares of Common Stock shall be issued upon the Forward Stock Split or otherwise. In lieu of any fractional shares of Common Stock to which the stockholder would otherwise be entitled upon the Forward Stock Split, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board.

Effective March 20, 2018 "FOR ACCOUTING PURPOSES ONLY", par value of the authorized Common Stock, regardless of designation, shall be set at $0.001 per share.

The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the DGCL.

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the

State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the GCL of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment this 1st day of March, 2018

/s/ Amit Raj Beri

Amit Raj Beri, Chairman of the Board of Directors